Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated August 15, 2025, with respect to the consolidated financial statements of Avnet, Inc., incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Phoenix, Arizona
August 14, 2026